SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                November 5, 2001


                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-22818                  22-3240619
(State or other jurisdiction         (Commission             (I.R.S. Employer
of incorporation)                    File Number)            Identification No.)


50 Charles Lindbergh Boulevard
Uniondale, New York                                         11553
-----------------------------------------                 ----------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code (516) 237-6200
                                                   --------------



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                                      -2-

Item 5. Other Events

     On November 5, 2001, The Hain Celestial Group, Inc. (the "Company") announced that revenue for the first quarter of fiscal 2002, ended September 30, 2001, increased to $104.9 million, a 13.5 percent increase on a comparable basis over the first quarter of fiscal 2001. Net income for the quarter totaled $5.4 million, or $0.16 per share on a diluted basis. EBITDA in the quarter was $11 million.

     The Company also announced that it has signed a letter of intent to acquire Lima NV, a leading Belgian manufacturer and marketer of natural and organic foods, founded in 1957. Lima also distributes fresh organic produce to Belgian supermarkets from its Biomarche operations. The Company's acquisition of Lima is subject to customary due diligence and the signing of a definitive merger agreement. The transaction is expected to close by the end of December.

     A copy of the press release issued by the Company on November 5, 2001 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)      Exhibits.

         Exhibit No.                Description

         99.1                        Press release dated November 5, 2001




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE HAIN CELESTIAL GROUP, INC.


Dated:  November 6, 2001       By:    /s/ Ira Lamel
                                      -----------------------------------------
                                      Name: Ira Lamel
                                      Title: Executive Vice President and
                                             Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.               Description

99.1                      Press release dated November 5, 2001

                                                                    Exhibit 99.1

Contact:  Ira Lamel, CFO                   Jeremy Fielding/Sarah Zitter Milstein
          The Hain Celestial Group, Inc.   Kekst and Company
          516-237-6200                     212-521-4800


FOR IMMEDIATE DISTRIBUTION

               THE HAIN CELESTIAL GROUP REPORTS FIRST QUARTER 2002
                                FINANCIAL RESULTS


     Strong Performance for the Company of 13.5 Percent Revenue Growth on a
                                Comparable Basis


Signs Letter of Intent to Acquire Lima NV, Leading Belgian Natural and Organic Foods Manufacturer and Marketer


UNIONDALE, NY, November 5, 2001 - The Hain Celestial Group (NASDAQ:HAIN), the leading natural and organic food company, today announced that for the first quarter of fiscal 2002, ended September 30, 2001, revenues increased to $104.9 million, a 13.5 percent increase on a comparable basis over the first quarter of 2001. Net income for the quarter totaled $5.4 million, or $0.16 per share on a diluted basis. EBITDA in the quarter was $11 million.

Irwin D. Simon, Chairman, President and Chief Executive Officer of The Hain Celestial Group said, "The September 11 tragedy significantly disrupted our distribution network in the Northeast corridor, and caused delays in certain other areas, including the temporary closure of our Terra plant in Brooklyn. Difficulties arising from the terrorist attack adversely impacted our sales for the quarter by $5-7 million, which we believe affected our earnings by $0.03-0.04 per share."

Mr. Simon continued, "The direct impact of these events on our business should not obscure the strong, double-digit growth of many of our rocket brands this quarter. Terra, Health Valley, Garden of Eatin' and Westsoy were all up double digits in either sales or units. Celestial Seasonings teas also reported solid growth of 8 percent. In October, our new Terra facility in Moonachie, New Jersey, began trial runs. After successful certification of the facility, today we began manufacturing product for shipment."

Hain Celestial also announced today that it has signed a letter of intent to acquire Lima NV, a leading Belgian manufacturer and marketer of natural and organic foods, founded in 1957. Lima also distributes fresh organic produce to Belgian supermarkets from its Biomarche operations. In its current fiscal year, Lima's and Biomarche's combined revenues are expected to exceed $20 million. Terms of the transaction were not disclosed.


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                                      -2-

Mr. Simon commented, "The Lima acquisition is an important part of our European strategy. Lima's infrastructure, products, and people will provide us with a solid base of operations in Europe to grow our product portfolio and capabilities there. Lima's grain and rice products are a good fit with our Health Valley and Hain brands, and its soy-based beverages complement our Westsoy products. Through Biomarche, we will distribute to the fresh section of the mass-market for the first time, an important channel through which food is sold in Europe, where we will also be able to sell our fresh products from Yves and our refrigerated Westsoy products. I am particularly pleased that Lima's Chairman, Philippe Woitrin, and its Chief Executive, Michel Calewaert, will join us to oversee our Belgian operations. These two seasoned executives are responsible for the growth of Lima and Biomarche, and will be excellent additions to our European team."

Hain Celestial's acquisition of Lima is subject to customary due diligence and other standard conditions as well as the signing of a definitive acquisition agreement. The transaction is scheduled to close by the end of December, and is expected to be accretive in the first full fiscal year following the acquisition.

About The Hain Celestial Group

The Hain Celestial Group, headquartered in Uniondale, NY, is a natural, specialty and snack food company. The Company is a leader in 13 of the top 15 natural food categories, with such well-known natural food brands as Celestial Seasonings (R) teas, Hain Pure Foods(R), Westbrae(R), Westsoy(R), Arrowhead Mills(R), Health Valley(R), Breadshop's(R), Casbah(R), Garden of Eatin(R), Terra Chips(R), Yves Veggie Cuisine(R), The Good Dog (R), The Good Slice(R), DeBoles(R), Earth's Best(R), and Nile Spice. The Company's principal specialty product lines include Hollywood(R) cooking oils, Estee(R) sugar-free products, Weight Watchers(R) dry and refrigerated products, Kineret(R) kosher foods, Boston Better Snacks(R), and Alba Foods(R). The Hain Celestial Group's website can be found at www.hain-celestial.com.

Statements made in this Press Release that are estimates of past or future performance are based on a number of factors, some of which are outside of the Company's control. Statements made in this Press Release that state the intentions, beliefs, expectations or predictions of The Hain Celestial Group and its management for the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in filings of The Hain Celestial Group with the U.S. Securities and Exchange Commission. Copies of these filings may be obtained by contacting The Hain Celestial Group or the SEC.

Hain Celestial management will host a conference call to discuss its third quarter results at 4:30 p.m. ET on Monday, November 5, 2001. The call may be accessed on the Internet at www.vcall.com (enter ticker symbol: HAIN) and will be archived there through midnight on December 5, 2001.



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                                      -3-

                         THE HAIN CELESTIAL GROUP, INC.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                                               Three Months Ended September,
                                                                                 2001                 2000
                                                                                        (Unaudited)
Net sales............................................................       $     104,866        $      93,653
Cost of sales........................................................              63,460               53,245
Gross Profit.........................................................              41,406               40,408

SG&A expenses........................................................              32,299               28,859
Merger Costs.........................................................                  --                1,032

Operating income.....................................................               9,107               10,517

Interest expense (income), net.......................................                 329                 (526)
Income before income taxes...........................................               8,778               11,043
Income tax provision.................................................               3,335                4,638
Net income...........................................................       $       5,443        $       6,405

Basic per share amounts..............................................              $0.16                $0.20

Diluted per share amounts............................................              $0.16                $0.19

Weighted average common shares outstanding:..........................
Basic................................................................              33,665               32,095
Diluted..............................................................              34,634               34,019

Supplemental Information EBITDA (Earnings before interest, taxes,
   depreciation and amortization)....................................       $      10,992        $      13,586



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                                      -4-


                         THE HAIN CELESTIAL GROUP, INC.
                           Consolidated Balance Sheets
                                 (In thousands)


                                                                           September 30,            June 30,
                                                                                2001                  2001
ASSETS
Current assets:
Cash and cash equivalents.......................................                  $13,990               $26,643
Trade receivables, net..........................................                   54,005                42,668
Inventories.....................................................                   52,595                49,593
Recoverable income taxes........................................                    4,800                 8,232
Deferred income taxes...........................................                    3,740                 3,740
Other current assets............................................                    8,711                 7,904
                                                                              -------------          -------------
Total current assets............................................                  137,841               138,780
Property, plant and equipment, net..............................                   61,301                55,780
Goodwill, net...................................................                  219,428               219,826
Trademarks and other intangible assets, net.....................                   38,261                38,230
Other assets....................................................                   10,557                 9,077
                                                                              -------------          -------------
       Total assets.............................................                 $467,388              $461,693
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses...........................                  $46,713               $43,587
Current portion of long-term debt...............................                    2,801                 2,881
                                                                              -------------          -------------
       Total current liabilities................................                   49,514                46,468
Deferred income taxes...........................................                    7,854                 7,854
Long-term debt, less current portion............................                   10,483                10,718
                                                                              -------------          -------------
       Total liabilities........................................                   67,851                65,040
Stockholders' equity:
Common stock....................................................                      338                   338
Additional paid-in capital......................................                  348,967               348,942
Retained earnings...............................................                   54,068                48,626
Treasury stock..................................................                   (1,396)                 (275)
Foreign currency translation adjustment.........................                   (2,440)                 (978)
                                                                              -------------          -------------
       Total stockholders' equity...............................                  399,537               396,653
       Total liabilities and stockholders' equity...............                 $467,388              $461,693
